UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 18, 2011

Commission file number 1-13163
________________________
YUM! BRANDS, INC.
 (Exact name of registrant as specified in its charter)

North Carolina	13-3951308
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky	40213
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (502) 874-8300

Former name or former address, if changed since last report:N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Departure of Named Executive Officer

On November 18, 2011, Mr. Graham Allan, Chief Executive Officer of Yum Restaurants International (“YRI”), a subsidiary of Yum! Brands, Inc. (the “Company”), informed the Company that he will retire from the Company and YRI during the first quarter of 2012. Mr. Allan will continue to report to David Novak, the Chairman and Chief Executive Officer of the Company until his retirement and will assist the Company with various transition issues through that date. Micky Pant, currently President of YRI will become Chief Executive Officer of YRI on December 5, 2011.

(d)	Appointment of New Director

On November 18, 2011, the Company's Board of Directors appointed Mirian Graddick-Weir as a director. The appointment is effective as of January 26, 2012. As of this filing, Ms. Graddick-Weir has not been appointed to a committee of the Board of Directors. Consistent with the Company's standard compensation arrangements for non-employee directors, which are described in the Company's most recent proxy statement, Ms. Graddick-Weir will receive a one-time stock grant with a fair market value of $25,000 on the effective date of her appointment and a prorated portion of her annual stock retainer and stock appreciation rights grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date:	November 23, 2011	/s/ John P. Daly
Corporate Counsel and
Assistant Secretary